AMENDED AND RESTATED BYLAWS OF VEEVA SYSTEMS INC. (as amended and restated on June 21, 2023)

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS i TABLE OF CONTENTS Page ARTICLE I STOCKHOLDERS ........................................................................................................1 1.1 Place of Meetings ................................................................................................................1 1.2 Annual Meeting ....................................................................................................................1 1.3 Special Meetings ..................................................................................................................1 1.4 Notice of Meetings ...............................................................................................................4 1.5 Voting List ............................................................................................................................4 1.6 Quorum ................................................................................................................................4 1.7 Adjournments .......................................................................................................................5 1.8 Voting and Proxies ...............................................................................................................5 1.9 Action at Meeting .................................................................................................................5 1.10 Nomination of Directors .......................................................................................................6 1.11 Notice of Business at Annual Meetings ............................................................................ 12 1.12 Proxy Access for Director Nominations ............................................................................ 14 1.13 Conduct of Meetings ......................................................................................................... 23 ARTICLE II DIRECTORS ............................................................................................................. 24 2.1 General Powers ................................................................................................................ 24 2.2 Number, Election and Qualification .................................................................................. 24 2.3 Chairman of the Board; Vice Chairman of the Board....................................................... 24 2.4 Terms of Office ................................................................................................................. 24 2.5 Quorum ............................................................................................................................. 24 2.6 Action at Meeting .............................................................................................................. 24 2.7 Removal ............................................................................................................................ 25 2.8 Vacancies .......................................................................................................................... 25 2.9 Resignation ....................................................................................................................... 25 2.10 Regular Meetings .............................................................................................................. 25 2.11 Special Meetings ............................................................................................................... 25 2.12 Notice of Special Meetings ............................................................................................... 25 2.13 Meetings by Conference Communications Equipment .................................................... 25 2.14 Action by Consent ............................................................................................................. 25 2.15 Committees ....................................................................................................................... 26 2.16 Compensation of Directors ............................................................................................... 26 ARTICLE III OFFICERS ............................................................................................................... 27 3.1 Titles .................................................................................................................................. 27 3.2 Appointment ...................................................................................................................... 27 3.3 Qualification ...................................................................................................................... 27 3.4 Tenure ............................................................................................................................... 27 3.5 Removal; Resignation ....................................................................................................... 27 3.6 Vacancies .......................................................................................................................... 27 3.7 President; Chief Executive Officer .................................................................................... 27 3.8 Chief Financial Officer ...................................................................................................... 28 3.9 Vice Presidents ................................................................................................................. 28 3.10 Secretary and Assistant Secretaries ................................................................................ 28 3.11 Salaries ............................................................................................................................. 28 3.12 Delegation of Authority ..................................................................................................... 28 3.13 Execution of Contracts ...................................................................................................... 28

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS ii ARTICLE IV CAPITAL STOCK ................................................................................................... 28 4.1 Issuance of Stock .............................................................................................................. 28 4.2 Stock Certificates; Uncertificated Shares ......................................................................... 29 4.3 Transfers ........................................................................................................................... 29 4.4 Lost, Stolen or Destroyed Certificates .............................................................................. 30 4.5 Record Date ...................................................................................................................... 30 4.6 Regulations ....................................................................................................................... 30 4.7 Dividends .......................................................................................................................... 30 ARTICLE V GENERAL PROVISIONS ........................................................................................ 31 5.1 Fiscal Year ........................................................................................................................ 31 5.2 Corporate Seal .................................................................................................................. 31 5.3 Waiver of Notice ................................................................................................................ 31 5.4 Voting of Securities ........................................................................................................... 31 5.5 Evidence of Authority ........................................................................................................ 31 5.6 Certificate of Incorporation................................................................................................ 31 5.7 Severability ........................................................................................................................ 31 5.8 Pronouns ........................................................................................................................... 31 5.9 Electronic Transmission .................................................................................................... 31 5.10 Periodic Public Benefit Report .......................................................................................... 32 ARTICLE VI AMENDMENTS ....................................................................................................... 32 ARTICLE VII INDEMNIFICATION AND ADVANCEMENT ......................................................... 32 7.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation ............................................................................................. 32 7.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation ....................................................................................................................... 33 7.3 Authorization of Indemnification ....................................................................................... 33 7.4 Good Faith Defined ........................................................................................................... 33 7.5 Right of Claimant to Bring Suit ......................................................................................... 34 7.6 Expenses Payable in Advance ......................................................................................... 34 7.7 Nonexclusivity of Indemnification and Advancement of Expenses .................................. 34 7.8 Insurance .......................................................................................................................... 34 7.9 Certain Definitions ............................................................................................................. 35 7.10 Survival of Indemnification and Advancement of Expenses ............................................ 35 7.11 Limitation on Indemnification ............................................................................................ 35 7.12 Contract Rights ................................................................................................................. 36 ARTICLE VIII FORUM SELECTION ............................................................................................ 36

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 1 ARTICLE I STOCKHOLDERS 1.1 Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of Veeva Systems Inc. (the “Corporation”), the Chairman of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal executive office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”). 1.2 Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chairman of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place, if any, where the meeting is to be held). The Board acting pursuant to a resolution adopted by the majority of the Whole Board may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders. For purposes of these Bylaws, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. 1.3 Special Meetings. (a) General. Special meetings of stockholders for any purpose or purposes may be called at any time by (i) a resolution adopted by the majority of the Whole Board, (ii) the Chairman of the Board, (iii) the Chief Executive Officer, or (iv) the Chairman of the Board or the Chief Executive Officer at the written request of one or more stockholders of record who have (or who are acting on behalf of beneficial owners who have) an aggregate net long position (as determined below) representing not less than 25 percent of the voting power of the outstanding shares of capital stock of the Corporation as of the Ownership Record Date (as defined below), it being understood that each such stockholder of record (or beneficial owner directing such stockholder of record) must have held such individual’s net long position included in such aggregate amount continuously for the one-year period ending on the Ownership Record Date and must continue to hold such net long position through the date of the conclusion of the special meeting (such aggregate net long position held for the requisite period, the “Required Percentage”). For purposes of this Section 1.3 and for determining the Required Percentage, net long position shall be determined in accordance with Rule 14e-4 under the Exchange Act (defined below) with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and beneficial owner, a “party”), provided that (A) for purposes of such definition, in determining such party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the Ownership Record Date (as defined below), and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s Class A Common Stock on the New York Stock Exchange (or such other securities exchange designated by the Board if the Class A Common Stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (B) the net long position of such party (and the voting power attributable thereto) shall be reduced by the

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 2 number of shares of the Corporation’s capital stock (and the voting power represented thereby) as to which the Board determines that such party does not, or will not, have the right to vote or direct the voting of at the special meeting or as to which the Board determines that such party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The Board acting pursuant to a resolution adopted by the majority of the Whole Board may postpone, reschedule, or cancel any previously scheduled special meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. (b) Written Requests to Call a Special Meeting. (i) General. Each written request to call a special meeting shall be delivered to the Secretary of the Corporation (the “Secretary”) and shall include the following: (1) the signature of the stockholder of record submitting such request and the date that such request was signed; (2) the text of each business proposal desired to be submitted for stockholder approval at the special meeting (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws); and (3) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”): (A) the name and address of each Disclosing Party; (B) all of the information required to be disclosed pursuant to clause (B) of the second paragraph of Section 1.11(b) (which information shall be supplemented by each Disclosing Party not later than ten (10) days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”) to disclose the foregoing information as of the Meeting Record Date and as of the date that is ten (10) days prior to the special meeting or any adjournment or postponement thereof, which shall be received by the Secretary not later than the fifth (5th) day before the special meeting); (C) with respect to each business proposal to be submitted for stockholder approval at the special meeting, a representation as to whether any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and (D) any additional information necessary to verify the net long position of such Disclosing Party (including such information for the one-year period prior to the Ownership Record Date). Each time that a Disclosing Party’s net long position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased “net long position,” together with all information necessary to verify such position, within ten (10) days of such decrease or as of the fifth (5th) day before the special meeting, whichever is earlier. (ii) Beneficial Owners. A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the written request to call a special meeting. If a stockholder of record is the nominee for more than one beneficial owner of stock, then the stockholder of record may deliver a written request to call a special meeting solely with respect to the capital stock of the Corporation owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 3 (iii) Ownership Record Date. Any stockholder of record (whether acting for such stockholder, or at the direction of a beneficial owner) shall, by written notice to the Secretary, demand that the Board fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting as of the date of the demand for the record date, as set forth in this Section 1.3(b). The Board may fix the Ownership Record Date within ten (10) days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board. If an Ownership Record Date is not fixed by the Board, then the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting. (iv) Invalid Requests. The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting: (A) that does not comply with the preceding provisions of this Section 1.3; (B) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) that is received by the Secretary (1) later than the sixtieth (60th) day after the earliest date that a written request to call a special meeting was received by the Secretary relating to an identical or substantially similar item (such item, a “Similar Item”) and (2) before the one-year anniversary of such earliest date; (D) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such written request to call a special meeting; or (E) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such written request to call a special meeting. (v) Revocations. (A) A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary. (B) All written requests for a special meeting shall be deemed revoked: (1) upon the first date that, after giving effect to revocation(s) and notices of net long position decreases (pursuant to Section 1.3(b)(v)(A) and the final sentence of Section 1.3(b)(i), respectively), the aggregate net long position of all of the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases such that the voting power of the Corporation’s capital stock attributable (pursuant to this Section 1.3) to such Disclosing Parties is less than the Required Percentage; (2) if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or (3) if any Disclosing Party does not timely provide the supplemental information required by Section 1.3(b)(i). (C) If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, then the Board shall have the discretion to determine whether or not to proceed with the special meeting.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 4 1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice of any meeting shall be given in the manner set forth in the DGCL. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Any notice shall be deemed given at the time specified in Section 232 of the DGCL. 1.5 Voting List. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in these Bylaws shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. 1.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, or the rules or regulations of any stock exchange applicable to the Corporation, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter, except as otherwise required by law, the Certificate of Incorporation, these Bylaws, or the rules or regulations of any stock exchange applicable to the Corporation. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 5 have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. 1.7 Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairperson of the meeting, whether or not a quorum is present. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. 1.8 Voting and Proxies. Each stockholder shall have such number of votes, if any, for each share of stock entitled to vote and held of record by such stockholder as may be fixed in the Certificate of Incorporation and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or such stockholder (or such stockholder’s authorized officer, director, employee or agent) may authorize another person or persons to vote for such stockholder by a proxy authorized by a document or by a transmission permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution unless the proxy expressly provides for a longer period. 1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is provided by applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws. For the avoidance of doubt, neither abstentions nor broker non-votes will be counted as votes cast affirmatively or negatively on such matter. Other than directors who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, a nominee for director shall be elected to the Board if the votes cast for such nominee’s

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 6 election by holders of shares of stock present or represented at the meeting and entitled to vote on the election of directors exceed the votes cast against such nominee’s election by holders of shares of stock present or represented at the meeting and entitled to vote on the election of directors; provided, however, that each director shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at any meeting of stockholders for which (i) the Secretary receives notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.10 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission (the “SEC”). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. For the avoidance of doubt, at any meeting of the stockholders, broker non-votes, abstentions, and “withhold” votes shall be counted for the purposes of establishing a quorum but shall not be considered as votes cast affirmatively or negatively on any proposal. Voting at meetings of stockholders need not be by written ballot. 1.10 Nomination of Directors. (a) Except for (1) any directors entitled to be elected by the holders of Preferred Stock, (2) any persons nominated in accordance with the procedures in Section 1.12 of these Bylaws, (3) any directors elected in accordance with Section 2.8 hereof by the Board to fill a vacancy or newly-created directorship or (4) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election or re-election as directors. Nomination for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board (or any committee thereof that has been formally delegated authority to nominate such persons pursuant to a resolution adopted by a majority of the Whole Board) or (ii) by any stockholder of the Corporation who (x) timely complies with the notice and other procedures in Sections 1.10(b) and 1.10(c), (y) is a stockholder of record on the date of the giving of such notice, on the record date for the determination of stockholders entitled to vote at such meeting and on the date of such meeting, and (z) is entitled to vote at such meeting. (b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders as specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement, or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting of stockholders was held in the preceding year or the date of the annual meeting for the current year is advanced by more than twenty (20) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, to be timely a stockholder’s notice must be so received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 7 a special meeting of stockholders, provided that the majority of the Whole Board, the Chairman of the Board or the Chief Executive Officer has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, has determined will be filled at such special meeting, not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment, postponement, rescheduling, or other delay of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice. If the number of directors to be elected to the Board is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 1.10(b) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation no later than the tenth (10th) day following the day on which such public disclosure is first made. (c) Disclosure Requirements. (A) The stockholder’s notice to the Secretary shall set forth, as to each proposed nominee, (1) such person’s name, age, business address, and residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation, payment, indemnification and other financial agreements, arrangements and understandings during the past three years, and any other material relationships (including, without limitation, the amount of any payment or payments received or receivable thereunder), between or among (x) any person or entity other than the Corporation, on the one hand and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, in each case in connection with candidacy or service as a director of the Corporation (any such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), (5) a description of any other material relationships between each proposed nominee and any Stockholder Associated Person (as defined below), on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (6) any (x) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, forwards, futures, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such proposed nominee (any of the foregoing, a “Derivative Instrument”), including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument and (y) other agreement, arrangement, or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 8 increase or decrease the voting power of, such proposed nominee with respect to the Corporation’s securities, and (7) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “Exchange Act”); and (B) The stockholder’s notice to the Secretary shall set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, and any Stockholder Associated Person (as defined below), (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or held of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) in connection with the proposal of such nomination, (4) any (x) Derivative Instrument, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument and (y) other agreement, arrangement, or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to the Corporation’s securities, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner, or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (6) any rights to dividends on the Corporation’s securities owned beneficially by such stockholder, such beneficial owner, or any Stockholder Associated Person that are separated or separable from the underlying security, (7) any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (8) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (9) a representation that such stockholder is a holder of record stock of the Corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (10) any material relationship between such stockholder, such beneficial owner, or any Stockholder Associated Person, on the one hand, and the Corporation or any of its officers, directors, or affiliates, on the other hand, (11) any material pending or threatened legal proceeding in which such stockholder, such beneficial owner, or any Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers, directors, or affiliates, (12) any direct or indirect interest of such stockholder, such beneficial owner, or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation, or any principal competitor of the Corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement, or consulting agreement), (13) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such stockholder, such beneficial owner, or any Stockholder Associated Person, (14) any performance-related fees (other than an asset- based fee) that such stockholder, such beneficial owner or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Corporation’s securities or

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 9 Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, and (15) a representation and undertaking as to whether such stockholder, such beneficial owner and/or such Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder, such beneficial owner or such Stockholder Associated Person to be sufficient to elect the nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or any Stockholder Associated Person intends to solicit the requisite percentage of voting power of the Corporation’s stock under Rule 14a-19 of the Exchange Act) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination. Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Section 1.10 are hereinafter referred to as a “Nominee Solicitation Statement.” (C) In order to be in proper form and considered timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) to the Secretary must be updated and supplemented if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, rescheduling, postponement, or delay thereof. In addition, to be effective and in proper form, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to being named in the Corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act and to serve as a director if elected and a written statement executed by the proposed nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders. Any update and supplement or additional information required by this paragraph must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date of the annual meeting or any adjournment, rescheduling, postponement, or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, rescheduling, postponement, or other delay thereof). The failure to timely provide such update, supplement, or additional information shall result in the nominee no longer being eligible to stand for election at the meeting. No later than five (5) business days prior to the meeting or any adjournment, rescheduling, postponement, or other delay thereof, a stockholder nominating individuals for election as a director will provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such evidence shall result in such nominee(s) no longer being eligible to stand for election at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominee(s) proposed by such stockholder shall be ineligible for election at the meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining quorum. (D) To be eligible to be a nominee of any stockholder for election as a director of the Corporation, the proposed nominee must also provide to the Secretary, in

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 10 accordance with the applicable time periods prescribed for delivery of notice under the first paragraph of Section 1.10(b): (1) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within ten (10) days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue, (3) a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement, (4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect), (5) an acknowledgment that such nominee, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for election at the next meeting at which such person would again face election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Corporate Governance Guidelines, (6) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board, and (7) an acknowledgement that the Corporation is a public benefit corporation, a written representation that such nominee understands what a public benefit corporation is and what the duties of a director of a public benefit corporation are (including how such nominee acquired such understanding), a written representation that such nominee has read Article Third of the Certificate of Incorporation and the information contained at https://www.veeva.com/pbc/, and a written representation and undertaking that such nominee, if elected, will fulfill the duties of a director of the Corporation as a public benefit corporation, including (i) promotion of the public benefits set forth at Article Third of the Certificate of Incorporation and (ii) the obligation to balance stockholder’s pecuniary interests, the best interests of those materially affected by the corporation’s conduct (including customers, employees, partners, and the communities in which we operate), and the Corporation’s specified public benefits as set forth at Article Third of the Certificate of Incorporation. (E) The Corporation may additionally require, from time to time, any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility or qualifications of such proposed nominee to serve as a director of

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 11 the Corporation or whether such nominee would be independent under applicable SEC and stock exchange rules and the Corporation’s publicly disclosed corporate governance gu idelines. Any such additional information must be received by the Secretary not later than such reasonable time as is specified in any such request from the Corporation, and the failure to timely provide such additional information shall result in the nominee no longer being eligible to stand for election at the applicable meeting. A stockholder shall not have complied with this Section 1.10(c) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder ’s nominee in contravention of the representations with respect thereto required by this Section 1.10. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). (d) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at a meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 1.10. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee or other information provided to the Corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including the previous sentence of this Section 1.10(d)), and if the chairperson should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chairperson shall so declare to the meeting and such nomination shall not be brought before the meeting. (e) Except as otherwise required by law, nothing in this Section 1.10 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a stockholder. (f) Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders. (g) For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 12 comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information, including, without limitation, posting on the Corporation’s investor relations website. (h) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 1.10 (including paragraph (a)(ii) hereof), and compliance with paragraph (a)(ii) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. 1.11 Notice of Business at Annual Meetings. (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof that has been formally delegated authority to propose such business pursuant to a resolution adopted by a majority of the Whole Board), or (3) properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 1.10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary and otherwise complied with the procedures in Section 1.11(b), (y) be a stockholder of record on the date of the giving of such notice, on the record date for the determination of stockholders entitled to vote at such annual meeting, and on the date of such meeting, and (z) be entitled to vote at such annual meeting. (b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders as specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement, or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting of stockholders was held in the preceding year or the date of the annual meeting for the current year is advanced by more than twenty (20) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year ’s annual meeting, then to be timely a stockholder’s notice must be so received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment, postponement, rescheduling, or other delay of an annual meeting (or the public disclosure

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 13 thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice. The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal or business (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), (3) the reasons for conducting such business at the annual meeting, (4) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and any Stockholder Associated Person, and (5) all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any Stockholder Associated Person, and any other persons (including their names) in connection with the proposal of such business by such stockholder, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, the information required to be provided pursuant to clause (B) of Section 1.10(c) (with references therein to “such nomination,” “nominate the person,” “elect the nominee” and the like being deemed to refer to the proposal or business such stockholder proposes to bring before the meeting, as context may require). Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Section 1.11 are hereinafter referred to as a “Business Solicitation Statement.” In addition, in order to be in proper form and considered timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) to the Secretary must be updated and supplemented if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment, rescheduling, postponement, or delay thereof. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.11. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11. (c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.11. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.11 (including the previous sentence of this Section 1.11(c)), and if the chairperson should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.11, the chairperson shall so declare to the meeting and such business shall not be brought before the annual meeting.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 14 (d) Except as otherwise required by law, nothing in this Section 1.11 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any proposal submitted by a stockholder. (e) Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation. (f) For purposes of this Section 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10. (g) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 1.11 (including paragraph (a)(3) hereof), and compliance with paragraph (a)(3) of this Section 1.11 shall be the exclusive means for a stockholder to submit business (other than, as provided in the penultimate sentence of (b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act. 1.12 Proxy Access for Director Nominees. (a) Inclusion of Stockholder Nominees in Proxy Materials. Whenever the Board solicits proxies with respect to the election of directors at an annual meeting, subject to the provisions of this Section 1.12, the Corporation will include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the Board or a committee appointed by the Board, the name, together with the Required Information (as defined below), of any person properly nominated for election pursuant to this Section 1.12 (a “Stockholder Nominee”) to the Board by an Eligible Stockholder (as defined below). An Eligible Stockholder must expressly elect, at the time of providing the notice required by this Section 1.12 (the “Nomination Notice”), to have the nominee of such Eligible Stockholder included in the Corporation’s proxy materials pursuant to this Section 1.12. For the avoidance of doubt, if a Stockholder Nominee is included in the Corporation’s proxy materials for an annual meeting, then the Corporation will also include such Stockholder Nominee on (A) any ballot distributed at such annual meeting; (B) the Corporation’s proxy card; and (C) any other format through which the Corporation permits proxies to be submitted. (b) Definition of Eligible Stockholder. An “Eligible Stockholder” is a stockholder, or a group of no more than 20 stockholders, of the Corporation that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures, in each case as set forth in this Section 1.12. No person may be a member of more than one group of persons constituting an Eligible Stockholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 15 stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 1.12, for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For purposes of this Section 1.12, two or more funds or trusts will be treated as one stockholder or beneficial owner (a “Qualifying Fund”) if they are (i) under common management and investment control; (ii) under common management and funded primarily by the same employer; or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. (c) Required Information. For purposes of this Section 1.12, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations of the SEC promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, one or more Supporting Statements (as defined below). (d) Delivery of Nomination Notice. To be timely, a Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. No adjournment, postponement, rescheduling, or other delay of an annual meeting, or any public announcement thereof, will commence a new time period (or extend any time period) for the giving of a Nomination Notice. (e) Maximum Number of Stockholder Nominees. (i) Maximum Number; Reductions. The maximum aggregate number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will not exceed the greater of (A) two or (B) 20 percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 1.12, or if such amount is not a whole number, then the closest whole number below 20 percent. This maximum number will be reduced by (1) the number of persons serving as nominees for director who will be included in the Corporation’s proxy materials as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the Corporation by such stockholder or group of stockholders from the Corporation); (2) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.12 but either (a) is subsequently withdrawn, disregarded or declared invalid or ineligible; or (b) that the Board or a committee appointed by the Board decides to nominate for election; (3) the number of incumbent directors (as of the last day on which a Nomination Notice may be delivered pursuant to this Section 1.12) who were Stockholder Nominees at any of the preceding two annual meetings (including any individual covered under clause (2) above) and whose election at the

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 16 upcoming annual meeting is being recommended by the Board; and (4) the number of persons nominated in accordance with Section 1.10 of these Bylaws (whether or not such nomination is subsequently withdrawn) at the annual meeting. Notwithstanding the previous sentence, in no event will the aggregate number of Stockholder Nominees in the Corporation’s proxy materials with respect to an annual meeting be below one if a valid Nomination Notice is properly delivered pursuant to this Section 1.12. The number of Stockholder Nominees cannot exceed the number of directors to be elected at the applicable annual meeting. (ii) Impact of Vacancies. If (A) one or more vacancies for any reason occurs on the Board after the last day on which a Nomination Notice may be delivered pursuant to this Section 1.12 but before the date of the annual meeting and (B) the Board resolves to reduce the size of the Board in connection with such vacancy, then the maximum number of Stockholder Nominees will be calculated based on the number of directors in office as so reduced. (iii) Ranking of Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials must rank its Stockholder Nominees in its Nomination Notice based on the order in which the Eligible Stockholder desires that such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of nominees provided for pursuant to Section 1.12(e)(i), then the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder will be selected by the Corporation for inclusion in the Corporation’s proxy materials until the maximum number of Stockholder Nominees is reached, going in order by the amount (largest to smallest) of voting power represented by the shares of capital stock of the Corporation that each Eligible Stockholder disclosed as Owned (as defined below) in its Nomination Notice. If the maximum number of Stockholder Nominees is not reached after the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder has been selected, then this process will continue with the next highest-ranked Stockholder Nominees as many times as necessary, following the same order each time, until the maximum number is reached. (f) Ownership. For purposes of this Section 1.12, an Eligible Stockholder will be deemed to “Own” only those outstanding shares of capital stock of the Corporation as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the prior sentence will not include any shares (A) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (B) borrowed by such Eligible Stockholder or any of its affiliates for any purpose; (C) purchased by such Eligible Stockholder or any of its affiliates subject to an agreement to resell; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the full right to vote or direct the voting of any such shares by the Eligible Stockholder or its affiliates; or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its affiliates. A stockholder will “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 17 interest in the shares. A stockholder’s Ownership of shares will be deemed to continue during any period in which the stockholder has (a) loaned such shares so long as the stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice and includes with the Nomination Notice an agreement that it (i) will promptly recall such loaned shares upon being notified by the Corporation that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (ii) will continue to hold such recalled shares through the date of the annual meeting; or (b) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning”, “Ownership” and other variations of the word “Own” will have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “Owned” for purposes of this Section 1.12 will be determined by the Board or any of its committees, which determination will be conclusive and binding on the Corporation and its stockholders. For purposes of this Section 1.12, the term “affiliate” will have the meaning given to it in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”). (g) Eligible Stockholder Requirements. (i) Ownership Requirement. To make a nomination pursuant to this Section 1.12, an Eligible Stockholder must have Owned continuously for at least three years (the “Holding Period”) a number of shares representing at least three percent of the voting power of the Corporation’s capital stock (such required number of shares, the “Required Shares”). For purposes of determining whether the Eligible Stockholder owned the Required Shares for the Holding Period, the number of shares of capital stock will be determined by reference to the Corporation’s periodic filings with the SEC during the Holding Period and the voting power of such shares of capital stock will be determined by reference to the Certificate of Incorporation. The Required Shares must also be Owned continuously as of (x) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the Corporation in accordance with this Section 1.12; (y) the record date for determining stockholders entitled to vote at the annual meeting; and (z) the date of the annual meeting. (ii) Additional Requirements for Groups of Stockholders. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 1.12, then (1) all shares held by each stockholder constituting their contribution to the Required Shares must have been held by that stockholder continuously for at least the Holding Period, and must also be Owned continuously as of (A) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the Corporation in accordance with this Section 1.12; (B) the record date for determining stockholders entitled to vote at the annual meeting; and (C) the date of the annual meeting; (2) each provision in this Section 1.12 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions will be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the Required Shares); and (3) a breach of any obligation, agreement or representation under this Section 1.12 by any member of such group will be deemed a breach by the Eligible Stockholder. (h) Information to be Provided by an Eligible Stockholder. Within the time period specified for providing the Nomination Notice, an Eligible Stockholder (which, for

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 18 purposes of this Section 1.12(h), will be deemed to include any beneficial owner on whose behalf the nomination is made) making a nomination pursuant to this Section 1.12 must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation: (i) the name and address of the Eligible Stockholder; (ii) a statement by the Eligible Stockholder (A) setting forth and certifying as to the number and type of shares of capital stock of the Corporation that it Owns and has Owned continuously during the Holding Period; (B) agreeing to continue to Own the Required Shares through the date of annual meeting; and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares following the annual meeting); (iii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, (A) the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all related matters (including any withdrawal of the nomination); (B) the written acceptance by such group member of such designation; and (C) the address, phone number and electronic mail address of such group member; (iv) one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date that Nomination Notice is delivered or received at the principal executive offices of the Corporation, the Eligible Stockholder then Owns, and has Owned continuously for the Holding Period, the Required Shares; (v) an undertaking by the Eligible Stockholder to provide, within seven (7) calendar days after (A) the record date for the annual meeting (if, prior to such record date, the Corporation (1) has made disclosure of the record date in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act; or (2) delivered a written notice (including by email) of the record date to the Eligible Stockholder) or (B) the date on which the Corporation delivered to the Eligible Stockholder written notice (including by email) of the record date (if such notice is provided after the record date), one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date; (vi) in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Board that demonstrates that such Qualifying Fund meets the requirements of a Qualifying Fund; (vii) the information, agreements, certifications, representations and other documents required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 1.10 of these Bylaws;

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 19 (viii) a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the SEC as required by Rule 14a-18 under the Exchange Act (or any successor rule); (ix) a representation and undertaking that (A) the Eligible Stockholder (1) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (2) has not nominated, and will not nominate, for election to the Board at the annual meeting any person other than the Stockholder Nominees being nominated by it pursuant to this Section 1.12; (3) has not engaged, and will not engage, in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule) in support of the election of any individual as a director at the annual meeting (other than its Stockholder Nominees or a nominee of the Board); (4) has not distributed, and will not distribute, to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; (5) has complied, and will comply, with all laws, rules and regulations applicable to any actions taken pursuant to this Section 1.12, including the nomination of its Stockholder Nominees and any permissible solicitation in connection with the annual meeting; and (6) consents to the public disclosure of the information provided pursuant to this Section 1.12; and (B) the facts, statements and other information in all communications with the Corporation and its stockholders by the Eligible Stockholder are, and will be, true and correct in all material respects and do not, and will not, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (x) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provides to the Corporation; (B) indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents or affiliates arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect any Stockholder Nominees pursuant to this Section 1.12; (C) comply with all requirements of this Section 1.12; and (D) upon request, provide to the Corporation within five (5) business days all after such request, but in any event prior to the date of the applicable annual meeting, such additional information as is reasonably requested by the Corporation (including any information reasonably necessary to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Holding Period and through the date of the annual meeting). (i) Representations and Agreement of any Stockholder Nominee. (i) Materials Required to be Provided. Within the time period specified in this Section 1.12 for delivering the Nomination Notice, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Stockholder Nominee (A) other than as disclosed to the Corporation, (1) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given, and will not give, any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question; and (2) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 20 Nominee or director; (B) if elected, will comply with the Corporation’s corporate governance guidelines, code of conduct, share ownership and trading policies and guidelines, and any other policies and guidelines of the Corporation applicable to directors, as well as any applicable law, rule or regulation or listing requirement; (C) consents to being named in the Corporation’s proxy statement for the annual meeting as a nominee of the applicable Eligible Stockholder or of the Board; (D) agrees to serve as a director if elected; (E) consents to the public disclosure of the information provided pursuant to this Section 1.12; (F) represents that such Stockholder Nominee intends to serve as director of the Corporation for the full term if so elected; (G) acknowledges and represents the matters set forth in Section 1.10(c)(D)(7); and (H) irrevocably resigns from the Board, contingent upon both (i) such person failing to receive the required vote for re-election at the next stockholders’ meeting at which he or she would face re-election and (ii) the Board accepting such resignation. (ii) Additional Materials. At the written request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, submit all (A) completed and signed questionnaires required of the Corporation’s directors, nominees for director, and officers; and (B) additional information requested by the Corporation (1) as may be reasonably necessary to permit the Board or any of its committees to determine if such Stockholder Nominee (a) is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s Class A Common Stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors (collectively, the “Applicable Independence Standards”); (b) is eligible to serve as a director of the Corporation; (c) has any direct or indirect relationship with the Corporation; and (d) is not, and has not been, subject to any event specified in Item 401(f) of Regulation S-K promulgated under the Securities Act (or any successor rule) or any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); and (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee. (j) Supporting Statement. For each of its Stockholder Nominees, the Eligible Stockholder may provide to the Secretary of the Corporation, within the time period specified for providing the Nomination Notice, a written statement, not to exceed 500 words, for inclusion in the Corporation’s proxy statement for the annual meeting in support of the candidacy of such Stockholder Nominee (a “Supporting Statement”). No Supporting Statement may include any images, charts, pictures, graphic presentations or similar items. (k) True, Correct and Complete Information. If any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), then such Eligible Stockholder or Stockholder Nominee, as the case may be, must promptly notify the Secretary of the Corporation in writing and provide the information that is required to make such information or communication true, correct, complete and not misleading. In addition, any person or entity providing any information to the Corporation pursuant to this Section 1.12 must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment, postponement, rescheduling, or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 21 previously provided remains true and correct as of the applicable date) pursuant to this Section 1.12(k) must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation no later than (i) five (5) business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date); and (ii) seven (7) business days prior to the date of the annual meeting or any adjournment, postponement, rescheduling, or other thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the annual meeting). No notification, update or supplement provided pursuant to this Section 1.12(k) or otherwise will be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials). (l) Disqualifications and Exclusions of Stockholder Nominees. (i) Bases for Disqualifying or Excluding Stockholder Nominees. Notwithstanding anything to the contrary in this Section 1.12, the Corporation will not be required to include a Stockholder Nominee in its proxy materials by virtue of the provisions of this Section 1.12 (A) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule)) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the Board; (B) who is not independent under the Applicable Independence Standards, as determined in good faith by the Board or any of its committees; (C) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the Corporation’s shares of Class A Common Stock are listed or traded, or any applicable law, rule or regulation; (D) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation; (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (F) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); (G) if such Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 1.12 or otherwise becomes unavailable for election at the annual meeting (including because such Stockholder Nominee is no longer willing to serve on the Board); (H) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has provided information to the Corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board; (I) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder, as applicable, or fails to comply with its obligations pursuant to this Section 1.12; (J) if the Eligible Stockholder who has nominated such Stockholder Nominee ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting; or (K) if such Stockholder Nominee and the Eligible Stockholder (or a representative thereof) or, in the case of a nomination by a group of stockholders, the representative designated by the group in accordance with Section 1.12(h)(iii), do not appear at the annual meeting to, as applicable, present the Stockholder Nominee for election.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 22 (ii) Process Following Disqualification or Exclusion. Following any determination in accordance with Section 1.12(l)(i), (A) the Corporation will not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; (B) to the extent feasible, the Corporation may remove the information concerning a Stockholder Nominee and any related Supporting Statement (or portion thereof) from its proxy materials or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; and (C) the Board or the person presiding at the annual meeting will declare the nomination of such Stockholder Nominee to be invalid and such nomination will be disregarded notwithstanding that proxies in support of such Stockholder Nominee may have been received by the Corporation. (iii) Future Status of Withdrawn or Ineligible Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for an annual meeting but either (A) withdraws from or becomes ineligible or unavailable for election at such annual meeting or (B) does not receive at least 25 percent of the votes cast in favor of such Stockholder Nominee’s election at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 1.12 for the next two annual meetings. For the avoidance of doubt, the preceding sentence will not prevent any stockholder from nominating any person to the Board pursuant to Section 1.10 of these Bylaws. (m) No Stockholder Nominees at Contested Annual Meetings. Notwithstanding anything to the contrary in this Section 1.12, if the Corporation receives notice that any stockholder intends to nominate any person for election to the Board at an annual meeting pursuant to Section 1.10 of these Bylaws, then the Corporation will not include in its proxy materials any Stockholder Nominees at such annual meeting. (n) Filing Obligation. The Eligible Stockholder (including any person or entity who Owns shares of capital stock of the Corporation that constitute part of the Ownership of such Eligible Stockholder for purposes of meeting the Required Shares) must file with the SEC any solicitation of the Corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act (or any successor rule) or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act. (o) Omitted Disclosure by the Corporation. Notwithstanding anything to the contrary contained in this Section 1.12, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard. (p) No Limitation on the Corporation. Nothing in this Section 1.12 will limit the Corporation’s ability to (i) solicit against any Stockholder Nominee; (ii) include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee (including any information provided to the Corporation pursuant to this Section 1.12); or (iii) include in its proxy materials any Stockholder Nominee as a nominee of the Board.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 23 (q) Board of Directors Has Exclusive Power to Interpret. The Board or a committee appointed by the Board will have the exclusive power and authority to interpret the provisions of this Section 1.12 and make all determinations deemed necessary or advisable in connection with this Section 1.12. All interpretations and determinations by the Board or a committee appointed by the Board will be made in good faith and be final, conclusive and binding on the Corporation, its stockholders and beneficial owners, and all other parties. All such actions, interpretations and determinations shall be final, conclusive and binding on the Corporation, its stockholders and all other parties. (r) Exclusive Method for Proxy Access. This Section 1.12 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials, other than as may be contemplated by Rule 14a-19 of the Exchange Act. 1.13 Conduct of Meetings. (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting. (b) The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. (c) The chairperson of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. (d) In advance of any meeting of stockholders, the Board, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 24 be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors. ARTICLE II DIRECTORS 2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. 2.2 Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by resolution of the majority of the Whole Board. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation. 2.3 Chairman of the Board; Vice Chairman of the Board. The Board may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and, if the Chairman of the Board is also designated as the Corporation ’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairman of the Board or, in the Chairman ’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board. 2.4 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, and except as set forth in the Certificate of Incorporation, each director shall serve for a term ending on the date of the next annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. 2.5 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed by the Board pursuant to Section 2.2 of these Bylaws shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. 2.6 Action at Meeting. Every act or decision done or made by affirmative vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation or these Bylaws.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 25 2.7 Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation. 2.8 Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor. 2.9 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Chairman of the Board or the Chief Executive Officer. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. 2.10 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders. 2.11 Special Meetings. Special meetings of the Board may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office. 2.12 Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Chairman of the Board, the Chief Executive Officer, the Secretary or by the officer or one of the directors calling the meeting (or by a person acting at the direction of any of the foregoing). Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director ’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. 2.13 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. 2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 26 transmission and any such consent may be documented, signed, and delivered in a manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.14 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. 2.15 Committees. The Board, acting pursuant to a resolution adopted by a majority of the Whole Board, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Each such committee shall keep minutes. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Any subcommittee so designated may, except as the Board or committee designating such subcommittee may otherwise determine, make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. 2.16 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 27 ARTICLE III OFFICERS 3.1 Titles. The “Executive Officers” of the Corporation shall be such persons as are designated as such by the Board and shall include, but not be limited to, a Chief Executive Officer, a President and a Chief Financial Officer. Additional Executive Officers may be appointed by the Board from time to time. In addition to the Executive Officers of the Corporation described above, there may also be such “Non-Executive Officers” of the Corporation as may be designated and appointed from time to time by the Board or the Chief Executive Officer of the Corporation in accordance with the provisions of 3.2 of these Bylaws. In addition, the Secretary and Assistant Secretaries of the Corporation may be appointed by the Board from time to time. 3.2 Appointment. The Executive Officers of the Corporation shall be chosen by the Board, subject to the rights, if any, of an Executive Officer under any contract of employment. Non-Executive Officers of the Corporation shall be chosen by the Board, the Chief Executive Officer of the Corporation, or such other officer or officers upon whom the Board may from time to time confer such authority. 3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person. 3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer ’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal. 3.5 Removal; Resignation. Subject to the rights, if any, of an Executive Officer under any contract of employment, any Executive Officer may be removed, either with or without cause, at any time by the Board, by any duly authorized committee or subcommittee of the Board or by any officer upon whom such power of removal may be conferred by the Board. Any Non-Executive Officer may be removed, either with or without cause, at any time by the Chief Executive Officer of the Corporation or by the Executive Officer to whom such Non- Executive Officer reports. Any officer may resign only by delivering a resignation in writing or by electronic transmission to the Chief Executive Officer or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. 3.6 Vacancies. Any vacancy occurring in any office for any reason may be filled pursuant to Section 3.2 of these Bylaws and maybe left unfilled, for such period as the Board may determine. 3.7 President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 28 3.8 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation. 3.9 Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board or the Chief Executive Officer may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title. 3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairperson of the meeting shall designate a temporary secretary to keep a record of the meeting. 3.11 Salaries. Executive Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or a committee thereof. 3.12 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof. 3.13 Execution of Contracts. Each Executive Officer and Non-Executive Officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances or any other document or instrument which (i) is authorized by the Board or (ii) is executed in accordance with policies adopted by the Board from time to time, except in each case where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board to some other officer or agent of the Corporation. ARTICLE IV CAPITAL STOCK 4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 29 or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine. 4.2 Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a), 218(a), or 364 of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. 4.3 Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 30 all purposes, including the payment of dividends and the right to vote and receive notice with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. 4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board may require for the protection of the Corporation or any transfer agent or registrar. 4.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. 4.6 Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish. 4.7 Dividends. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 31 ARTICLE V GENERAL PROVISIONS 5.1 Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of February of each year and end on the last day of January in each year. 5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board. 5.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. 5.4 Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President or the Treasurer or any person authorized by the Chief Executive Officer, the President, or the Treasurer, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any entity or entities, standing in the name of the Corporation, including the right to act by written consent and the right to waive notice. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority. 5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action. 5.6 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time. 5.7 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws. 5.8 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require. 5.9 Electronic Transmission. For purposes of these Bylaws, the terms “electronic transmission,” “electronic mail,” and “electronic mail address” shall have the meanings assigned to such terms in Section 232 of the DGCL.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 32 5.10 Periodic Public Benefit Report. The Corporation shall annually provide its stockholders with a statement as to the Corporation’s promotion of the public benefit or public benefits identified in the certificate of incorporation and of the best interests of those materially affected by the Corporation’s conduct. The statement shall include: (a) The objectives the Board has established to promote such public benefit and interests; (b) The standards the Board has adopted to measure the Corporation’s progress in promoting such public benefit and interests; (c) Objective factual information based on those standards regarding the Corporation’s success in meeting the objectives for promoting such public benefit and interests; and (d) An assessment of the Corporation’s success in meeting the objectives and promoting such public benefit and interests. Such statement shall be made available to the public. The Corporation need not make use of a third-party standard in connection with, or attain a periodic third-party certification addressing, the Corporation’s promotion of the public benefit or public benefits identified in its certificate of incorporation or the best interests of those materially affected by the Corporation’s conduct. ARTICLE VI AMENDMENTS These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Whole Board or by the stockholders as expressly provided in the Certificate of Incorporation. ARTICLE VII INDEMNIFICATION AND ADVANCEMENT 7.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person ’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 33 7.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. 7.3 Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer (for the purposes of this final sentence of this Section 7.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.1 or Section 7.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys ’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. 7.4 Good Faith Defined. For purposes of any determination under Section 7.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person ’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. In the absence of a conflict of interest, no failure to satisfy the balancing requirement described in Subchapter XV of the DGCL shall, for the purposes of this Article VII, constitute an act or omission not in good faith, or a breach of the duty of loyalty. The

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 34 term “another enterprise” as used in this Section 7.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.1 or 7.2, as the case may be. 7.5 Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 7.3, and notwithstanding the absence of any determination thereunder, if a claim under Sections 7.1 or 7.2 of this Article VII is not paid in full by the Corporation within (i) ninety (90) days after a written claim for indemnification has been received by the Corporation, or (ii) thirty (30) days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 7.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law. 7.6 Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, actually and reasonably incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. 7.7 Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 7.11, indemnification of the persons specified in Sections 7.1 and 7.2 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.1 or 7.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. 7.8 Insurance. The Corporation may purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 35 incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII. 7.9 Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII. 7.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. 7.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.5), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding (or part thereof): (a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such

VEEVA SYSTEMS INC. AMENDED AND RESTATED BYLAWS 36 person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); (d) initiated by such person, including any action, suit or proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the action, suit or proceeding (or relevant part thereof) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 7.5 or (iv) otherwise required by applicable law; or (e) if prohibited by applicable law. 7.12 Contract Rights. The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a person who is or was a director or officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal. ARTICLE VIII FORUM SELECTION Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of the Corporation’s securities, including, without limitation, and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant. Any person or entity purchasing, holding, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. This Article VIII shall be enforceable by any party to a complaint covered by the provisions of this Article VIII. For the avoidance of doubt, nothing contained in this Article VIII shall apply to any claim brought to enforce a duty or liability created by the Exchange Act or any successor thereto.